UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 1, 2025

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41266	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CEAD	Nasdaq Capital Market
Warrants to purchase Common Stock	CEADW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 — Entry into Material Agreement

Entry into Acquisition Agreement

CEA Industries Inc. (“Company”) has received preliminary financial information about Fat Panda Ltd. (“Fat Pand”) that is a condition to the completion of its acquisition of Fat Panda. Based on preliminary, unaudited financial data, in its fiscal year 2024 Fat Panda generated CAD $38.5 million (USD $28.5 million) in revenue with 39% gross margins and CAD $8.4 million (USD $6.2 million) in adjusted EBITDA. Both revenue and adjusted EBITDA grew over 10% from fiscal year 2023 while gross margin declined by 15% from fiscal year 2023. The Company continues to expect to complete the acquisition in the first half of 2025, subject to fulfillment of customary closing conditions.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1*	Press Release dated April 1, 2025, announcing unaudited financial information about Fat Panda Ltd.

104*	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 1, 2025

CEA INDUSTRIES INC.

By:	/S/ Anthony K. McDonald
Anthony K. McDonald,
Chief Executive Officer